Exhibit 2

                   AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION dated this 17th day of April, 2001, by and among WEBTECH INTERNATIONAL INVESTORS GROUP, INC., a Delaware corporation ("Webtech"), DOTCOM INTERNET VENTURES, LTD. ("DCIV"), DT Solutions, Inc., a Georgia corporation ("DT"), and the shareholders of DT listed on Exhibit A attached hereto (the "the DT Shareholders").

     WHEREAS, WEBTECH has registered its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended;

     WHEREAS, WEBTECH wishes to acquire all of the issued and outstanding shares of common stock of DT from the DT Shareholders, the sole shareholder thereof, in a transaction intended to qualify as a tax-free reorganization pursuant to 26 U.S.C. 368;

     NOW, THEREFORE, the parties hereby adopt this plan of reorganization and agree as follows:

     1.    EXCHANGE OF STOCK

     1.1. EXCHANGE OF CERTIFICATES. The DT Shareholders hereby assign, convey and transfer to WEBTECH at the Closing (defined below) each share of DT common stock owned by them for one share of WEBTECH common stock, being 7,768,000 shares of common stock of DT for 7,768,000 shares of WEBTECH common stock.

     1.2. CANCELLATION OF CERTIFICATES. At the Closing, DCIV shall surrender to WEBTECH for cancellation certificate(s) representing 4,750,000 shares of common stock in WEBTECH. The cancellation of WEBTECH shares by DCIV shall be effected by the delivery to DT at the Closing of certificates representing the shares to be cancelled in blank or accompanied by stock powers executed in blank.

     1.3. FRACTIONAL SHARES. Fractional shares of WEBTECH common stock shall not be issued, but in lieu thereof WEBTECH shall round up fractional shares to the next highest whole number.

     1.4 CONSULTING AGREEMENT. At Closing, WEBTECH shall pay William Tay and William Tuorto $17,500 cash and $7,500 cash, respectively, for their services in assisting in the transition of ownership and management contemplated by this Agreement.

     1.5 RECONSTITION OF BOARD OF DIRECTORS. At Closing, William Tay shall resign as a director, and WEBTECH shall appoint persons designated by DT as the directors of WEBTECH.

     2.    CLOSING.

     2.1. DATE AND PLACE. The Closing contemplated herein shall be held at such date and time that the parties mutually agree after all conditions to Closing have been satisfied, but in no event later than fifteen days after the date of this Agreement. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The date of Closing may be accelerated or extended by agreement of the parties.

     2.2. EXECUTION OF DOCUMENTS. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

     3.    UNEXCHANGED CERTIFICATES.   Until surrendered, each outstanding
certificate that prior to the Closing represented DT common stock shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of DFC common stock into which it was converted. No dividend or other distribution shall be paid to the holders of certificates of DT common stock until presented for exchange at which time any outstanding dividends or other distributions shall be paid.

     4.    REPRESENTATIONS AND WARRANTIES OF WEBTECH

     WEBTECH represents and warrants as follows:

     4.1. CORPORATE ORGANIZATION AND GOOD STANDING. WEBTECH is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

     4.2. REPORTING COMPANY STATUS. WEBTECH has filed with the Securities and Exchange Commission a registration statement on Form 10-SB that became effective pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant to Section (g) thereunder. WEBTECH received no comment letters from the Securities and Exchange Commission relating to its Form 10-SB, and became a reporting company by operation of law on November 4, 2000.

     4.3. REPORTING COMPANY FILINGS. WEBTECH has timely filed and is current on all reports required to be filed by it pursuant to Sections 13 and 15 of the Securities Exchange Act of 1934.

     4.4. CAPITALIZATION. WEBTECH's authorized capital stock consists of 100,000,000 shares of Common Stock, $0.001 par value, of which 5,000,000 shares are issued and outstanding, and 20,000,000 shares of non-designated preferred stock, of which no shares are designated or issued.

     4.5. ISSUED STOCK. All the outstanding shares of its Common Stock are duly authorized and validly issued, fully paid and non-assessable.

     4.6. STOCK RIGHTS. There are no stock grants, options, rights, warrants or other rights to purchase or obtain WEBTECH Common or Preferred Stock issued or committed to be issued.

     4.7. CORPORATE AUTHORITY. WEBTECH has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this agreement and all other agreements and instruments related to this agreement.

     4.8. AUTHORIZATION. Execution of this agreement has been duly authorized and approved by WEBTECH's board of directors.

     4.9.  SUBSIDIARIES.  WEBTECH has no subsidiaries.

     4.10. FINANCIAL STATEMENTS. WEBTECH's financial statements dated December 31, 2000, copies of which are filed with the SEC with WEBTECH's Form 10-KSB on March 19, 2001 (the "WEBTECH Financial Statements"), fairly present the financial condition of WEBTECH as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

     4.11. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the WEBTECH Financial Statements, WEBTECH did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

     4.12. NO MATERIAL CHANGES. Except as set out by attached schedule, there has been no material adverse change in the business, properties, or financial condition of WEBTECH since the date of the WEBTECH Financial Statements.

     4.13. LITIGATION. Except as set out by attached schedule, there is not, to the knowledge of WEBTECH, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against WEBTECH or against any of its officers.

     4.14. CONTRACTS. Except as set out by attached schedule, WEBTECH is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this agreement.

     4.15. TITLE. Except as set out by attached schedule, WEBTECH has good and marketable title to all the real property and good and valid title to all other property included in the WEBTECH Financial Statements. Except as set out in the balance sheet thereof, the properties of WEBTECH are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of WEBTECH.

     4.16. TAX RETURNS. Except as set out by attached schedule, all required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by WEBTECH for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the WEBTECH Financial Statements are adequate to cover any such taxes that may be assessed against WEBTECH in respect of its business and its operations during the periods covered by the WEBTECH Financial Statements and all prior periods.

     4.17. NO VIOLATION. Consummation of the Merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of WEBTECH is subject or by which WEBTECH is bound.

     4.18. REPRESENTATIONS RELATING TO PURCHASE OF DT STOCK. WEBTECH represents and warrants that:

     a. Disclosure; Access to Information. WEBTECH has received all documents, records, books and other information pertaining to WEBTECH's investment in DT that have been requested by WEBTECH, and which WEBTECH needs in order to make a decision to purchase common stock from DT pursuant to this Agreement.

     b. Manner of Sale. At no time was WEBTECH presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

     c. Affiliate. WEBTECH is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of DT.

     d. Intent. WEBTECH is entering into this Agreement for its own account and not with a view to or for sale in connection with any distribution of the DT common stock. WEBTECH has no present arrangement (whether or not legally binding) at any time to sell the DT common stock to or through any person or entity; provided, however, that by making the representations herein, WEBTECH does not agree to hold such securities for any minimum or other specific term and reserves the right to dispose of the DT common stock at any time in accordance with federal and state securities laws applicable to such disposition.

     e. Sophisticated Investor. WEBTECH is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and has such experience in business and financial matters that it has the capacity to protect its own interests in connection with this transaction and is capable of evaluating the merits and risks of an investment in the DT common stock. WEBTECH has been represented by counsel of its choice. WEBTECH acknowledges that an investment in the DT common stock is speculative and involves a high degree of risk.

     f. Restrictions on Resale. WEBTECH (i) understands and acknowledges that the issuance of the shares of DT common stock has not been registered under the Securities Act of 1933, nor under the securities laws of any state, nor under the laws of any other country; (ii) recognizes that no public agency has passed upon the accuracy or adequacy of any information provided to WEBTECH or the fairness of the terms of this offering; (iii) recognizes that the securities will bear a restrictive legend and be subject to stop transfer instructions; and (iv) agrees not to sell such securities without registering such sale under the Securities Act of 1933 and any applicable state securities laws unless exemptions from such registration requirements are available with respect to any such sales.

     5.    REPRESENTATIONS AND WARRANTIES OF DCIV

     DCIV, individually and separately, represent and warrant as follows:

     5.1. TITLE TO SHARES. DCIV is the owner, free and clear of any liens and encumbrances, of 5,000,000 shares of common stock of WEBTECH shares.

     5.2. LITIGATION. There is no litigation or proceeding pending, or to DCIV's knowledge threatened, against or relating to shares of WEBTECH held by DCIV.

     5.3 WEBTECH REPRESENTATIONS. All of the representations and warranties of WEBTECH herein are true and correct.

     6.    REPRESENTATIONS AND WARRANTIES OF DT

     The DT represents and warrants as follows:

     6.1. CORPORATE ORGANIZATION AND GOOD STANDING. DT is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

     6.2. CAPITALIZATION. DT's authorized capital stock consists of 75,000,000 shares of Class A Common Stock, no par value, of which 7,768,000 shares are issued and outstanding, and 25,000,000 shares of preferred stock, no par value, of which none are outstanding.

     6.3. ISSUED STOCK. All the outstanding shares of its Common Stock are duly authorized and validly issued, fully paid and non-assessable.

     6.4. STOCK RIGHTS. Except as set out by attached schedule, there are no stock grants, options, rights, warrants or other rights to purchase or obtain DT Common Stock issued or committed to be issued, except for a note payable in the amount of $25,000, which is convertible at the rate of $0.10 per share.

     6.5. CORPORATE AUTHORITY. DT has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this agreement.

     6.6. AUTHORIZATION. Execution of this Agreement has been duly authorized and approved by DT's board of directors.

     6.7. SUBSIDIARIES. Except as set out by attached schedule, DT has no subsidiaries.

     6.8. FINANCIAL STATEMENTS. DT has assets of $50,000 cash which have been contributed as capital by the DT Shareholders and no liabilities (the "DT Financial Statements"), which is a fair summary of fairly present the financial condition of DT as of the date hereof and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

     6.9. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the DT Financial Statements, DT did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

     6.10. NO MATERIAL CHANGES. Except as set out by attached schedule, there has been no material adverse change in the business, properties, or financial condition of DT since the date of the DT Financial Statements.

     6.11. LITIGATION. Except as set out by attached schedule, there is not, to the knowledge of DT, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against DT or against any of its officers.

     6.12. CONTRACTS. Except as set out by attached schedule, DT is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this agreement.

     6.13. TITLE. Except as set out by attached schedule, DT has good and marketable title to all the real property and good and valid title to all other property included in the DT Financial Statements. Except as set out in the balance sheet thereof, the properties of DT are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of DT.

     6.14. TAX RETURNS. Except as set out by attached schedule, all required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by DT for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the DT Financial Statements are adequate to cover any such taxes that may be assessed against DT in respect of its business and its operations during the periods covered by the DT Financial Statements and all prior periods

     6.15. NO VIOLATION. Consummation of the Merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of DT is subject or by which DT is bound.

     7.    [INTENTIONALLY OMITTED]

     8.    CONDUCT PENDING THE CLOSING

     DT, WEBTECH and DCIV covenant that between the date of this Agreement and the Closing as to each of them:

     8.1. No change will be made in the charter documents, by-laws, or other corporate documents of DT or WEBTECH, nor will either declare or pay any dividend or other distribution or issue, encumber, purchase, or otherwise acquire any of its capital stock other than as provided herein.

     8.2. WEBTECH and DT will use their best efforts to maintain and preserve their business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

     8.3. DCIV will not sell, transfer, assign, hypothecate, lien, or otherwise dispose or encumber the WEBTECH shares of common stock owned by it.

     9.    CONDITIONS PRECEDENT TO OBLIGATION OF WEBTECH AND DCIV

     WEBTECH's and DCIV's obligation to consummate this exchange shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by WEBTECH or DCIV as appropriate:

     9.1. DT'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of DT set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

     9.2. DT'S COVENANTS. DT shall have performed all covenants required by this Agreement to be performed by it on or before the Closing.

     9.3. BOARD OF DIRECTOR APPROVAL. This Agreement shall have been approved by the Board of Directors of DT.

     9.4. SUPPORTING DOCUMENTS OF DT. DT shall have delivered to WEBTECH and DCIV supporting documents in form and substance reasonably satisfactory to WEBTECH and DCIV, to the effect that:

     (a) DT is a corporation duly organized, validly existing, and in good standing;

     (b)  DT's authorized capital stock is as set forth herein;

     (c) Certified copies of the resolutions of the board of directors of DT authorizing the execution of this Agreement and the consummation hereof;

     (d) Secretary's certificate of incumbency of the officers and directors of DT;

     (e)  DT's Financial Statements; and

     (f) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

     10.   CONDITIONS PRECEDENT TO OBLIGATION OF DT

     DT's obligation to consummate this merger shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by DT:

     10.1. WEBTECH'S AND DCIV'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of WEBTECH and DCIV set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

     10.2. WEBTECH'S AND DCIV'S COVENANTS. WEBTECH and DCIV shall have performed all covenants required by this Agreement to be performed by them on or before the Closing.

     10.3. BOARD OF DIRECTOR APPROVAL. This Agreement shall have been approved by the Board of Directors of WEBTECH and DCIV.

     10.4. SHAREHOLDER EXECUTION. This Agreement shall have been executed by DCIV.

     10.5. SUPPORTING DOCUMENTS OF WEBTECH. WEBTECH shall have delivered to DT supporting documents in form and substance reasonably satisfactory to the DT Shareholders and DT, to the effect that:

     (a) WEBTECH is a corporation duly organized, validly existing, and in good standing;

     (b)  WEBTECH's capital stock is as set forth herein;

     (c) Certified copies of the resolutions of the board of directors of WEBTECH authorizing the execution of this Agreement and the consummation hereof;

     (d) Secretary's certificate of incumbency of the officers and directors of WEBTECH;

     (e) WEBTECH's Financial Statements and unaudited financial statements for the period from the date of the WEBTECH's Financial Statements to the close of the most recent fiscal quarter; and

     (f) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

     11.   [INTENTIONALLY OMITTED]

     12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of WEBTECH, DCIV and DT set out herein shall survive the Closing.

     13.   ARBITRATION

     13.1. SCOPE. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association.

     13.2. CONSENT TO JURISDICTION, SITUS AND JUDGEMENT. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration (and any requests for injunctive or other equitable relief) within Atlanta, Georgia. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

     13.3. APPLICABLE LAW. The law applicable to the arbitration and this agreement shall be that of the State of Georgia, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

     13.4. DISCLOSURE AND DISCOVERY. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

     13.5. RULES OF LAW. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

     13.6. FINALITY AND FEES. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

     13.7. MEASURE OF DAMAGES. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

     13.8. COVENANT NOT TO SUE. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

     13.9. INTENTION. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

     13.10. SURVIVAL. The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

     14.   CLOSING.

     14.1 DELIVERY OF CONSIDERATION. At or before Closing, DCIV shall deliver 4,750,000 shares of common stock of WEBTECH to Mottern, Fisher & Goldman, P.C. (the "Escrow Agent"), and DT shall deliver $25,000 and 7,768,000 shares of common stock of DT issued in the name of the DT Shareholders to the Escrow Agent. At Closing, the Escrow Agent shall deliver $17,500 to William Tay and $7,500 to William Tuorto for the consulting services described in Section 1.4 herein, 7,768,000 shares of WEBTECH to the DT Shareholders pursuant to Section 1.1 herein, 7,768,000 shares of DT to WEBTECH, and 4,750,000 shares of WEBTECH issued in the name of DCIV to WEBTECH for cancellation pursuant to Section 1.2 herein.

     15.   GENERAL PROVISIONS.

     15.1. FURTHER ASSURANCES. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this agreement.

     15.2. WAIVER. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

     15.3. BROKERS. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

     15.4. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

     If to DT, to:

     DT Solutions, Inc.
     3081 Holcomb Bridge Road
     Suite F-2
     Norcross, Georgia 30071
     Attn: Anthony Albertini

     If to WEBTECH, to:

     C/o Dotcom Internet Ventures, Ltd.
     1422 Chestnut Street Suite 410
     4th Floor
     Philadelphia, PA 19102-2510
     Attn: William Tay



     If to DCIV, to:
     Dotcom Internet Ventures, Ltd.
     1422 Chestnut Street Suite 410
     4th Floor
     Philadelphia, PA 19102-2510
     Attn: William Tay


     15.5. GOVERNING LAW. This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

     15.6. ASSIGNMENT. This agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this agreement without the written consent of the other party shall be void.

     15.7. COUNTERPARTS. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

     15.8. REVIEW OF AGREEMENT. Each party acknowledges that it has had time to review this agreement and, as desired, consult with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this agreement.

     15.9. SCHEDULES. All schedules attached hereto, if any, shall be acknowledged by each party by signature or initials thereon.

     15.10. EFFECTIVE DATE. This effective date of this agreement shall be April 17th,2001.

     IN WITNESS WHEREOF, the parties have executed this agreement.

                                           DT SOLUTIONS, INC.

                                           /s/ Anthony Albertini
                                           By: Anthony Albertini
                                           Its: President and CEO


                                           WEBTECH INTERNATIONAL
                                           INVESTORS GROUP, INC.

                                           /s/ William Tay
                                           By: William Tay
                                           Its: President


                                           DOTCOM INTERNET VENTURES, LTD.

                                           /s/ William Tay
                                           By: William Tay
                                           Its: President


                                  EXHIBIT A


Shareholder                   No. of Shares                   Signature

Anthony Albertini               2,160,000             /s/ Anthony Albertini

Farid Sadri                     2,160,000             /s/ Farid Sadri

Michael Brewton                 2,160,000             /s/ Michael Brewton

Dawn DeCarlo                      510,000             /s/ Dawn DeCarlo

June M. Cuba                      510,000             /s/ June M. Cuba

Marion Pratt                        3,000             /s/ Marion Pratt

Buford Salmon                      15,000             /s/ Buford Salmon

Robert J. Mottern                 250,000             /s/ Robert J. Mottern

                                7,768,000